CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Condensed
Financial Information" and "Transfer and Dividend Disbursing Agent,
Custodian, Counsel and Independent Auditors" and to the use of our reports dated December 5, 1996 for Dreyfus Large Company Growth Fund, Dreyfus Large Company Value Fund and Dreyfus Small Company Value Fund incorporated by reference in this Registration Statement (Form N-1A Nos. 33-51061; 811-7123) of Dreyfus Growth and Value Funds, Inc.



                                       ERNST & YOUNG LLP


New York, New York
February 24, 1997